Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of May 2, 2018 (the “Effective Date”) by and between Herm Cukier (“Executive”) and BioDelivery Sciences International, Inc. (the “Company”).

WHEREAS, the Company desires to retain the services of Executive as the Company’s Chief Executive Officer, and Executive desires to provide such services to the Company; and

WHEREAS, in light of the foregoing, the Company and Executive desire to memorialize their employment relationship on the terms, conditions and covenants set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, receipt of which Executive and the Company hereby acknowledge, Executive and the Company agree, as follows:

1.    Position. Effective as of the Effective Date, Executive agrees to be employed by the Company in the position of Chief Executive Officer. Executive’s first day of work will be May 8, 2018 (the “Start Date”). Executive shall report to the Board of Directors of the Company (including any designated committee thereof, the “Board of Directors”). In his capacity as the Company’s Chief Executive Officer, Executive shall act as the Company’s principal executive officer, and in such capacity shall undertake the duties set forth on Schedule A hereto, subject in all instances to the direction and oversight of the Board of Directors. Executive acknowledges Executive’s and the Company’s public reporting obligations associated with Executive’s status as the principal executive officer of the Company under applicable securities laws, rules and regulations, and Executive shall use Executive’s best efforts to comply with all such reporting obligations that are his personal responsibility (including, without limitation, filings related to beneficial ownership of the Company’s securities under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

2.    Executive’s Effort; Location; Representations.

(a)    Executive shall spend substantially all of his working time and best efforts, skill and attention to his position and to the business and interests of the Company; provided, that nothing herein shall preclude Executive, (i) subject to prior approval of the Board, from serving on the boards of directors of other for-profit companies, and (ii) from engaging in charitable activities including serving on the boards of directors of non-profit organizations, so long as, in each case, and in the aggregate, such service and management does not conflict with the performance of Executive’s duties hereunder. Executive shall also serve as a member the Board of Directors and may be requested to serve on the boards of directors of Company affiliates, in each case for no additional compensation.

(b)    Executive agrees that his employment requires that he be based at the Company’s Raleigh, North Carolina headquarters. Travel between Raleigh and Executive’s family homes elsewhere shall be at Executive’s sole expense, except that the Company shall bear the expense of one initial visit to Raleigh by Executive’s spouse to search for housing.

(c)    Executive hereby represents and warrants to the Company that (i) upon execution and delivery of this Agreement, this Agreement will be the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms and (ii) Executive is not now under any obligation of a contractual nature to any person, business or other entity which is inconsistent or in conflict with this Agreement or which would prevent Executive from performing his obligations hereunder. Executive also agrees that he will inform the Company of any such restrictions. Executive agrees that he will not use or disclose (or allow the Company to use or disclose) any confidential or proprietary information of any other person or entity (including any current or former employer) during the course and scope of employment with the Company.

(d)    The Company hereby represents, warrants and covenants to Executive that: (i) it will not direct or instruct Executive to take any action or engage in any activities that Executive has informed the Company in writing may violate any commitment or violate any confidentiality or trade secret duty between Executive and any previous employer; and (ii) except for any matters that have been disclosed in filings with the U.S. Securities and Exchange Commission or otherwise in writing to Executive on or prior to the Effective Date, there is no pending or, to the Company’s knowledge, threatened materially adverse civil (including administrative) or criminal litigation; material disciplinary or regulatory (including self-regulatory) proceeding or investigation; or material regulatory (including self-regulatory) or congressional or governmental inquiry of any sort against or involving the Company or its affiliates, in whole or in part.

3.    Base Salary; Bonus; Benefits.

(a)    Base Salary. The Company shall pay Executive compensation for services rendered in the amount of no less than Five Hundred Seventy Thousand Dollars ($570,000.00) per annum (the “Base Salary”), payable on a bi-weekly basis or otherwise in accordance with the Company’s standard policies. Beginning on the first anniversary of the Start Date and in subsequent years, Executive’s Base Salary may be subject to annual increases (but no decreases), as determined by Board of Directors in its sole discretion.

(b)    Bonuses. Executive’s target annual cash bonus shall be in an amount no less than fifty-five percent (55%) of Executive’s Base Salary (the “Bonus”). Executive’s eligibility for any Bonus and the amount thereof shall be determined in the discretion of the Board of Directors on the basis of fulfillment of personal and management objectives set in the reasonable discretion of the Board of Directors, after prior consultation with Executive, and shall be payable no later than two-and-a-half months following the calendar year with respect to which such Bonus relates, subject to Executive’s employment with the Company on the last day of such calendar year, except as provided in Section 4 hereof. Executive’s Bonus for 2018 will be pro-rated from the Start Date through December 31, 2018 and will be based on the Company’s performance against current objectives previously approved by the Board. In addition, Executive shall receive a signing bonus in the amount of Fifty Thousand Dollars ($50,000) payable on the first payroll date following the Start Date.

(c)    Initial Equity Grants. Within ninety (90) days following execution of this Agreement, Executive will receive an incentive stock option to purchase Eight Hundred Thousand (800,000) shares of the Company’s common stock (the “Initial Option”), which Initial Option will vest annually in one-third (1/3) increments over three (3) years, beginning on the first anniversary of the Start Date, and shall be exercisable until the tenth (10th) anniversary of the date of grant. The Initial Option shall be governed by the terms of the Company’s 2011 Equity Incentive Plan and any amendments thereto (the “Plan”) and a separate award agreement to be entered into under the Plan in a form annexed hereto as Exhibit A (the “Initial Option Agreement”) as soon as practicable after the Initial Option is granted; provided, that the exercise price per share of the Initial Option will be the volume-weighted average price of the Company’s publicly-traded common stock for the 30-day period immediately preceding the date of grant. In addition to the Initial Option, upon execution of this Agreement, Executive will receive Two Hundred Thousand (200,000) restricted stock units under the Plan (the “Initial RSUs”), the vesting of which will be in 1/3 increments over three (3) years, beginning on the first anniversary of the Start Date, subject to (i) continued employment or service to the Company through the applicable vesting date, and (ii) meeting annual financial or performance objectives that have been set by the Board of Directors with respect to each such vesting date. The financial or performance objectives will be the same objectives for the Company’s other executive officers. The terms for the grant of the Initial RSUs shall be governed by the Plan and a separate award agreement (in a form annexed hereto as Exhibit B, the “Initial RSU Award Agreement”) to be entered into concurrently with the Initial Option Agreement. The Company shall cooperate and assist Executive in connection with Executive’s adoption of a “Rule 10b5-1 Sales Plan” to facilitate the sale by Executive of Company common stock from time to time as permitted under such plan and, all Company policies and all applicable laws, rules, regulations.

(d)    Annual Equity Grants. For the Company’s 2019 fiscal year and each fiscal year thereafter, Executive will be eligible to receive equity awards under the Plan consistent with the Company’s historic past practices regarding equity grants to the Company’s Chief Executive Officer as set forth in the Company’s most recently filed Annual Report on Form 10-K (the “Annual Equity Grants”). The Annual Equity Grants may be comprised of different equity vehicles including stock options and/or restricted stock units as determined by the Board of Directors.

(e)    Vacation and Other Leave. Executive will be provided with five (5) weeks’ paid vacation according to the Company’s vacation policy in addition to eleven (11) Company-paid holidays each year. As a regular, full-time Company employee, Executive will earn up to six (6) paid sick days per year due to illness in accordance with the Company’s sick leave policy, which may be modified from time to time, at the discretion of the Board of Directors. Executive acknowledges that under the Company’s policies, paid vacation and sick days do not accrue from year to year and must be used (or else forfeited) each year.

(f)    Other Benefits. In addition, Executive shall receive such additional compensation or other benefits as are provided to Company employees generally and similarly-situated Company executives specifically, in accordance with prevailing Company policies as they may change from time to time, and after meeting the applicable eligibility requirement of 30 days of continued employment (it being acknowledged by Executive that insurance benefits begin on the first of the month following the first 30 days of continued employment, except for 401(K) benefits, as indicated below), including: (i) health insurance; (ii) dental insurance; (iii) basic life and long and short-term disability insurance; and (iv) 401(k) plan participation (commencing 60 days after the Start Date) with Company match.

4.    Term; Termination.

(a)    Term/Renewal. Unless earlier terminated under this Section 4, this Agreement and the status and obligations of Executive thereunder as an employee of the Company (except as provided for below) shall be effective for a period ending two (2) years after the Effective Date (the “Initial Term”) and, after the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term” and, collectively with all Renewal Terms and the Initial Term, the “Term”) unless, either party gives sixty (60) days advance written notice of its intention not to renew this Agreement at the conclusion of the Initial Term or the then-current Renewal Term, as applicable.

(b)    Rights after Termination. Termination of this Agreement shall not, in any event, affect any rights that may have been specifically granted to Executive by the Board of Directors pursuant to any of the Company’s employee benefit plans sponsored by the Company, it being understood that no such rights are granted hereunder. In addition, notwithstanding the expiry or termination of this Agreement pursuant to this Section 4 or otherwise, Executive’s and the Company’s rights and obligations under Sections 5 through 12 inclusive of this Agreement shall survive the termination or expiration of this Agreement in accordance with the terms of such Sections.

(c)    Severance Condition. It is agreed that an express condition to the payment of any severance amount or post-termination benefit called for under this Agreement shall include the Company’s receipt of a general release of all claims against the Company and its affiliates by Executive substantially in the form annexed hereto as Exhibit C (the “Release”) within seven (7) days following the effective date of such termination; provided, that any such amounts or benefits which are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder (the “Code”), shall not be paid until the first payroll date that is at least thirty (30) days following the date of such termination, subject to Section 26 below.

(d)    Death or Disability. This Agreement shall automatically terminate upon the death or Disability of Executive and, thereafter all of his rights hereunder, including the rights to receive compensation and benefits, except as otherwise required by law, shall terminate; provided that, upon termination of this Agreement as a result the death or Disability of Executive, Executive or his estate shall be entitled to a one-time pro rata share (through the termination date) of any target Bonus for the fiscal year in which such termination occurred (the “Pro Rated Bonus”) and any earned but unpaid Bonus for the fiscal year prior to the fiscal year in which such termination occurred (the “Prior Year Bonus”). As used herein, the term “Disability” means the physical or mental illness or incapacity (including, without limitation, as a result of abuse of alcohol or other drugs or controlled substances) of Executive which results in Executive being unable to substantially perform the duties and services required to be performed under this Agreement for a period of: (i) one hundred twenty (120) consecutive days or longer or (ii) one hundred eighty (180) days in any three hundred sixty (360) consecutive day period.

(e)    Termination with Notice by Either Party. The Company or Executive may terminate this Agreement for any reason or no reason upon sixty (60) days prior written notice to the other.

(f)    Termination for Cause.

(i)    For purposes of this Agreement, “Cause” shall mean:

A.    Executive’s willful failure to comply with any valid and legal directive of the Board of Directors;

B.    Executive’s willful engagement in dishonesty, illegal conduct or gross negligence, which is, in each case, materially injurious to the Company or its affiliates;

C.    Actions by Executive consituting embezzlement, misappropriation or fraud under circumstances that would materially and adversely affect: (i) the business reputation of the Company or (ii) the performance of the Executive’s duties hereunder;

D.    Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or any crime that constitutes a misdemeanor involving moral turpitude;

E.    Executive’s material breach of any material obligation under this Agreement or any other written agreement (including, without limitation, the Confidentiality Agreement) between Executive and the Company; or

F.    any material failure by Executive to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Term and have been previously provided to Executive or of which Executive has been informed.

(ii)    Solely in the case of an event of Cause described in clauses (A), (E) and (F) of this Section 4(f)(i) (each, a “Cause Capable of Cure”), the Company cannot terminate Executive for Cause unless the Company has provided written notice to Executive of the existence of the circumstances providing grounds for termination for a Cause Capable of Cure, and Executive has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances to the reasonable satisfaction of the Company.

(iii)    Notwithstanding the foregoing provisions of this Section 4(f), any action or inaction taken by Executive based upon Executive’s reasonable reliance on advice of counsel to the Company or the direction of the Board shall not form the basis for Cause.

(g)    Executive Duties After Receipt of Notice of Termination for Cause. Subject to the Company affording Executive a reasonable ability to cure a purported Cause Capable of Cure, after the Company gives Executive notice of termination for Cause and prior to termination of employment becoming effective, the Company may, in its sole discretion: (i) require that Executive absent himself from the office; (ii) require that Executive perform no work; (iii) require that Executive abstain from taking any action as a director of the Company or of any affiliate, provided that Executive shall continue to be paid his Base Salary during such period of time.

(h)    Resignation for Good Reason.

(i)    For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, in each case during the Employment Term without Executive’s written consent:

A.    a material reduction in Executive’s Base Salary;

B.    a material reduction in Executive’s target bonus opportunity;

C.    a relocation of Executive’s principal place of employment by more than thirty-five (35) miles;

D.    any material breach by the Company of any material provision of this Agreement or of any other agreement between the Company and Executive, including any representation, warranties or covenants set forth herein;

E.    the Company’s failure to obtain an agreement from any successor to the Company following a Change of Control to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law;

F.    a material, adverse change in Executive’s title, authority, duties, or responsibilities (other than temporarily while Executive is physically or mentally incapacitated or as required by applicable law); or

G.    one or more persons, other than Incumbent Directors (as defined in Section 4(m)(ii) below), become directors of the Company and their initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the 1934 Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation.

(ii)    Executive cannot terminate his employment for Good Reason unless he has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within sixty (60) days (thirty (30) days in the event of the grounds described in subsection (h)(i)(G) above) of the date Executive learns of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If Executive does not terminate his employment for Good Reason within ninety (90) days after the date Executive learns of the first occurrence of the applicable grounds, then Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

(i)    Payments Upon Termination for Cause or Resignation Without Good Reason. In the event of a termination by the Company for Cause or Executive’s resignation without Good Reason, the Company will pay Executive (i) the Base Salary earned and expenses reimbursable under this Agreement incurred through the date of Executive’s termination, (ii) the Prior Year Bonus (if applicable), and (iii) all amounts otherwise required to be paid or provided by law, and shall thereafter have no further responsibility for termination or other payments to Executive.

(j)    Payments Upon Termination without Cause, Resignation for Good Reason or Company Non-Renewal. In the event of a termination by the Company without Cause, resignation by Executive for Good Reason, or a non-renewal by the Company under Section 4(a), subject to satisfaction of the condition set forth in Section 4(c):

(i)    the Company shall pay Executive a one-time cash severance payment equal to two (2) times the amount of his then current annual Base Salary (or, in the event of a resignation by Executive for Good Reason as a result of a reduction in Executive’s Base Salary, two (2) times the amount of his annual Base Salary prior to the reduction that gave rise to grounds for Good Reason) payable on or before the 5th business day following the effective date of the Release (the “Payment Date”);

(ii)    the Company shall pay Executive on the Payment Date his Pro Rated Bonus through the date of termination;

(iii)    the Company shall pay Executive on the Payment Date his Prior Year Bonus (if applicable);

(iv)    (A) all unvested awards to acquire shares of Company common stock granted to Executive under the Plan or any successor plan through an option (including, without limitation, the Initial Option) shall immediately become fully vested and exercisable and shall be exercisable over a period of three (3) years from the date of termination (provided, that Executive acknowledges that any options which are issued and qualify as incentive stock options under the Plan and that are not exercised within the three (3) month period following the effective date of termination will automatically convert to non-qualified stock options as of the end of such three-month period) and (B) any restricted stock units (including, without limitation, the Initial RSUs) or other performance equity or equity-based awards (other than options) shall continue to vest and settle upon the achievement of the annual financial or performance objectives that have been set, and as are determined, by the Board of Directors;

(v)    Executive shall be paid on the Payment Date for all accrued, unused paid time off (subject to the acknowledgement contained in the last sentence of Section 3(d)); and

(vi)    Executive shall maintain any rights that Executive may have been specifically granted to Executive upon or prior to termination pursuant to any of the Company’s or its successor’s retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) and any other employee benefit plans sponsored by the Company.

(k)    Termination and Payments Upon a Change of Control. In the event that this Agreement or Executive’s employment with the Company is terminated by the Company or its successor without Cause, or by Executive for Good Reason, in any case in anticipation of, upon, or within twelve (12) months following the occurrence of a “Change of Control” (as defined below) of the Company (each, a “Severance Triggering Event”), then, subject to satisfaction of the condition set forth in Section 4(c):

(i)    the Company shall pay Executive on the Payment Date a one-time cash severance payment upon satisfaction of the condition set forth in Section 4(c) equal to the sum of two times (2x) his (A) then current annual Base Salary (or, in the event of a resignation by Executive for Good Reason as a result of a reduction in Executive’s Base Salary, two time (2x) times the amount of his annual Base Salary prior to the reduction that gave rise to grounds for Good Reason), plus (B) his Bonus (calculated at 100% of target);

(ii)    the Company shall pay Executive on the Payment Date his Pro Rated Bonus through the Severance Triggering Event;

(iii)    the Company shall pay Executive on the Payment Date his Prior Year Bonus (if applicable);

(iv)    Executive shall be paid on the Payment Date for all accrued, unused paid time off (subject to the acknowledgement contained in the last sentence of Section 3(d));

(v)    Executive shall maintain any rights that Executive may have been specifically granted to Executive upon or prior to termination pursuant to any of the Company’s or its successor’s retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) and any other employee benefit plans sponsored by the Company; and

(vi)    (A) all unvested awards to acquire shares of Company common stock granted to Executive under the Plan or any successor plan through an option (including, without limitation, the Initial Option) shall immediately become fully vested and exercisable and shall be exercisable over a period of three (3) years from the date of the Severance Triggering Event (provided, that Executive acknowledges that any options which are issued and qualify as incentive stock options under the Plan and that are not exercised within the three (3) month period following the effective date of termination will automatically convert to non-qualified stock options as of the end of such three-month period) and (B) the continued service requirements and performance objectives with respect to any restricted stock units (including, without limitation, the Initial RSUs) or other performance equity or equity-based awards (other than options) shall be deemed satisfied (in whole or in part) and such RSUs shall be settled as of the Payment Date.

(l)    Except as provided in Section 4(j)(iv) and (vi) and Section 4(k)(iv) and (v), following the payment to executive of any severance amounts hereunder, the Company shall have no further obligations to Executive, except as otherwise provided pursuant any other agreement between the Company and Executive.

(m)    For purposes of this Agreement, the term “Change of Control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a “Change of Control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(i)    An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of Exchange Act or more than one Person acting as a group, immediately after which such Person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power or fair market value of the Company’s then outstanding Voting Securities.

(ii)     Individuals who, as of the Effective Date constitute the entire Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the entire Board of Directors; provided that any individual becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least fifty percent (50%) of the Incumbent Directors; but provided further, that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the 1934 Exchange Act) other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director.

(iii)    Approval by the Board of Directors and, if required, stockholders of the Company of , or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

(A)    A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B)    A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or

(C)    An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person or more than one Person acting as a group (other than a transfer to a subsidiary of the Company).

(n)    Immediately upon the effective date any termination of Executive’s employment with the Company for any reason, Executive shall resign from membership on the Board of Directors or the board of directors of any affiliate of the Company and from any and all offices Executive holds at the Company or any affiliate of the Company.

5.    Confidentiality. Executive shall keep confidential, except as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time during the term of this Agreement and for a period of five (5) years thereafter, any trade secrets, knowledge, data or other confidential, secret or proprietary information of the Company relating to inventions, products, processes, knowledge, know how, technical or other data, designs, formulas, test data, customer lists, business plans, marketing or manufacturing plans and strategies, and product pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, subsidiaries or affiliates which Executive may produce, obtain or otherwise learn of during the course of Executive’s performance of services and after its termination (collectively “Confidential Information”), provided that the term “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of Executive. Executive shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company. The terms of this paragraph shall survive termination of this Agreement. Executive hereby confirms and acknowledges his obligations under that certain Confidentiality and Intellectual Property Agreement, dated May 2, 2018, between Executive and the Company (the “Confidentiality Agreement”).

6.    Return of Confidential Material. Upon the termination of Executive’s services for the Company, Executive shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature (electronic or otherwise) describing, including or pertaining to any Confidential Information, and Executive will not take with him any description containing or pertaining to any Confidential Information which Executive may produce or obtain during the course of his services. The terms of this paragraph shall survive termination of this Agreement. Notwithstanding the foregoing, Executive may retain his personal contacts, personal compensation data and, subject to prior approval by the Company, which approval shall not be unreasonably withheld, any documents reasonably needed for tax return preparation purposes.

7.    Assignment and Disclosure of Inventions. Executive shall assign and transfer to the Company his entire right, title and interest in and to all Inventions (as defined in the Confidentiality Agreement) and disclose to the Company all Inventions in accordance with the terms set forth in the Confidentiality Agreement. The terms of this paragraph shall survive termination of this Agreement.

8.    Execution of Documents. During the term of this Agreement and thereafter, Executive will execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may reasonably determine necessary or desirable to apply for and obtain letters, patents, and copyrights on Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee. The terms of this paragraph shall survive termination of this Agreement.

9.    Maintenance of Records. Executive will keep and maintain adequate and current written records of all Inventions made or conceived by Executive (in the form of notes, sketches, drawings and as may be specified by the Company), and shall deliver such records promptly to the Company at the Company’s request, whether made solely by Executive or jointly with others, which records shall be available to and remain the sole property of the Company at all times.

10.    Prior Inventions. It is understood that all Inventions, if any, patented or unpatented, which Executive made prior to the date that the Company and Executive entered into this Agreement, are excluded from the scope of this Agreement. To preclude any possible uncertainty, Executive has set forth on Exhibit A to the Confidentiality Agreement a complete list of all such prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation a current or previous contracting party). If no items are included on Exhibit A to the Confidentiality Agreement, Executive has no such prior inventions. Executive will notify the Company in writing before Executive makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Executive claims in any such invention or idea. In the event of Executive’s failure to give such notice, Executive will make no claim against the Company with respect to any such inventions or ideas. The terms of this paragraph shall survive termination of this Agreement.

11.    Competition. Executive will not do, or threaten to do, any of the following, either directly or indirectly, during Executive’s employment with the Company and during the period of two (2) years after Executive’s cessation of employment with the Company, anywhere in the world (it being agreed that if this Agreement is terminated upon the occurrence of a Severance Triggering Event only, the duration of Executive’s covenants set forth below shall be eighteen (18) months and not two (2) years). In the event that a court of competent jurisdiction determines that Executive improperly competes with the Company in violation of this Section the period during which he engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction.

(a)    For purposes of this Agreement, “Competitive Activity” shall mean the development, manufacture, sale, distribution, license, packaging or marketing of the following: (i) buccal delivery technology or products incorporating such technology relating to the delivery of drugs or therapeutics for human or non-human applications, (ii) any pharmaceutical product indicated for the treatment of pain or opioid abuse and (iii) any other technology or product which Executive was actively and directly participating in on behalf of the Company or any subsidiary of the Company or joint venture in which the Company is participating at the time of termination.

(b)    Executive agrees that, during the time frames described herein, he shall not, directly or indirectly, own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company, eleemosynary institution or any other business, entity, agency or organization (or a discrete business unit within any such entity) whose primary business purpose is to engage in a Competitive Activity; provided, however, that Executive may serve as a director, consultant or advisor of such an entity that is either a Company licensee, or, for non-licensees, in such capacity as the Board of Directors has granted him written permission, such permission not to be unreasonably withheld.

(c)    Executive shall not solicit or perform services in connection with any Competitive Activity for any prior or current customers of the Company or any entities with which the Company has undertaken joint studies or developmental activities.

(d)    Executive will not, without the prior written consent of the Company, at any time during the term of Executive employment with the Company or during the time frames described herein, either individually or through any entity controlled by Executive, and either on Executive’s behalf or on behalf of any other person or entity competing or endeavoring to compete with the Company, directly or indirectly, knowingly solicit for employment or retention (or, following such solicitation, employ or retain) as an employee, independent contractor or agent, any person who is an employee of the Company as of the date of the cessation or termination of Executive’s employment with the Company or was an employee of the Company at any time during the period Executive was employed by the Company. Executive further agrees that, should Executive be approached by a person who Executive has actual knowledge was an employee of the Company or any subsidiary or joint venture thereof during the period while Executive was employed by the Company, Executive will not offer to nor employ or retain (or refer to a third party) as an employee, independent contractor or agent any such person during the Restricted Period. Nothing in this Section 11(d) shall prohibit any general advertisement or general solicitation that is not specifically targeted at service providers of the Company.

(e)    Executive and Company agree that the phrase “Executive’s cessation of employment with the Company” as used in this Agreement, refers to any separation from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or Executive.

(f)    Notwithstanding the foregoing, (i) nothing in this Agreement shall prohibit Executive from being a passive owner of not more than one percent (1%) of the equity securities of any business, and (ii) with the prior approval of the Company (not to be unreasonably withheld or delayed), Executive may render services to a business that competes with the Company following termination of Executive’s employment provided that he works in or provides services to a subsidiary, affiliate, unit or division of the competitive entity that does not compete directly with the Company.

12.    Other Obligations.

(a)    Executive acknowledges that the Company from time to time may have agreements with other persons or with the U.S. government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Executive will be bound by all such obligations and restrictions and will use best efforts to take all action necessary to discharge the obligations of the Company thereunder.

(b)    Executive acknowledges that all of Executive’s obligations under this Agreement (but not including the restrictive covenants contained herein) shall be subject to any applicable agreements with, and policies issued by the Company to which Executive and all other similarly-situated employees are subject; provided, however, in the event of any conflict between this Agreement any such other applicable agreements or policies, this Agreement shall control.

13.    Indemnification. On or before the Start Date, the Company and Executive shall enter into an indemnification agreement in the form of Exhibit D hereto. Executive shall be covered by directors and officers insurance that Company shall provide from time to time to its directors and executives (including former directors and executives), on terms no less favorable than those provided to similarly situated directors and executives (or former directors and executives).

14.    Injunctive Relief. Executive acknowledges that any breach or attempted breach by Executive of paragraphs 5 through 12 of this Agreement shall cause the Company irreparable harm for which any adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

15.    Reasonable Terms. Executive acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Executive with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

16.    Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Executive and by the Company. Any subsequent change or changes in Executive’s relationship with the Company or Executive’s compensation shall not affect the validity or scope of this Agreement.

17.    Entire Agreement; Legal Counsel. Except as provided for in this Section 17, Executive acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof, it is (together with the exhibits hereto) Executive’s entire agreement with the Company, superseding any previous or contemporaneous oral or written communications, representations, understandings with the Company or any office or representative thereof. In the event of any conflict or inconsistency between the terms and conditions of this Agreement (together with the exhibits hereto) and any other agreements between Executive and the Company or its affiliates, the terms and conditions of this Agreement shall govern and prevail. Notwithingstanding the foregoing provisions of this Section 17 to the contrary, the parties agree that, with respect to the Initial Option and the Initial RSUs, the terms and conditions of the Initial Option Agreement and the Initial RSU Agreement, together with the Plan, shall take precedence over the terms of this Agreement. Executive acknowledges that, in executing this Agreement, he has sought and utilized the advice of independent legal counsel, and has read and understood all of the terms and provisions of the Agreement and its exhibits.

18.    Severability. In the event that any provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

19.    Successors and Assigns. This Agreement shall be binding upon Executive’s heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

20.    Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, except for any conflicts of law rules thereof that might direct the application of the substantive law of another state.

21.    Counterparts. This Agreement may be signed in counterparts and delivered by facsimile or other electronic transmission, and each such counterpart shall be deemed an original and all of which shall together constitute one agreement.

22.    Arbitration. Except as provided for in Section 14 hereof, in the event that the Company or Executive (or any person or entity claiming on behalf of or through Executive) has a dispute or claim based upon this Agreement including the interpretation or application of the terms and provisions of this Agreement, the sole and exclusive remedy is for that party to submit the dispute to binding arbitration in accordance with the rules of arbitration of the American Arbitration Association (“AAA”) in Raleigh, North Carolina. Any arbitrator selected to arbitrate any such dispute shall be independent and neutral and will have the power to interpret this Agreement. Any determination or decision by the arbitrator shall be binding upon the parties and may be enforced in any court of law. The expenses of the arbitrator will be paid 50% by the Company and 50% by Executive (or any person or entity claiming on behalf of or through Executive). The parties agree that this arbitration provision does not apply to the right of Executive to file a charge, testify, assist or participate in any manner in an investigation, hearing or proceeding before the Equal Employment Opportunity Commission or any other agency pertaining to any matters covered by this Agreement and within the jurisdiction of the agency.

23.    No Waiver. No waiver by the Company of any breach of this Agreement by Executive shall constitute a waiver of any subsequent breach.

24.    Notice. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a courier or delivery service with signature by the recipient as established by the sender by evidence obtained from such courier, or (c) on the date sent by facsimile or email transmission (with acknowledgement by recipient of complete transmission). Notices, demands or communications to any party hereto will, unless another address is specified in writing pursuant to this Section 24, be sent to the addresses indicated below.

If to Executive:

At his principal residence or email address, or to such other physical or email address as Executive may have furnished to the Company in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

If to the Company: BioDelivery Sciences International, Inc. 4131 ParkLake Avenue, Suite 225 Raleigh, NC 27612 Attn: Chairman of the Board Email: feomdjr@gmail.com

With a copy to: James E. Gregory, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York, 10020 Fax: (973) 597-6239 Email: jgregory@lowenstein.com	With a copy to: Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York, 10105 Fax: (212) 370-7889 Email: bigrossman@egsllp.com

25.    Taxes. The Company may withhold from any payments made under this Agreement (including severance payments) all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to him in connection with this Agreement and that he has been advised by the Company to seek tax advice from his own tax advisors regarding this Agreement and payments that may be made to him pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments.

26.    Section 409A.

(a)    To the extent (i) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code; (ii) Executive is deemed at the time of his separation from service to be a “specified employee” under Section 409A of the Code; and (iii) at the time of Executive’s separation from service the Company is publicly traded (as defined in Section 409A of Code), then such payments (other than any payments permitted by Section 409A of the Code to be paid within six (6) months of Executive’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following Executive’s separation from service or (y) the date of Executive’s death following such separation from service. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 26 shall be paid to Executive or Executive’s beneficiary in one lump sum.

(b)    In the case of any amounts payable to Executive under this Agreement, or under any plan of the Company, that may be treated as payable in the form of “a series of installment payments,” as defined in Treas. Reg. §1.409A-2(b)(2)(iii), Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii).

(c)    All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

(d)    It is intended that all payments under this Agreement comply with or be exempt from the provisions of Section 409A of the Code and the Treasury Regulations and guidance of general applicability issued thereunder so as to not subject Executive to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions. In no event may Executive, directly or indirectly, designate the calendar year of payment. Notwithstanding anything contained herein to the contrary, Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement unless Executive would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

(e)    In no event shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive under Section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first forth above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell
	Name:	Francis E. O’Donnell, Jr MD
	Title:	Chairman

/s/ Herm Cukier
Herm Cukier

[Signature Page to Employment Agreement]

Exhibit A

Initial Option Agreement

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is being entered into in connection with that certain Employment Agreement, dated May 2, 2018, between BioDelivery Sciences International, Inc. (the “Company”) and the Participant named below (the “Employment Agreement”). Unless otherwise defined herein, the capitalized terms used in this Option Agreement shall have the meanings ascribed to them in the BioDelivery Sciences International, Inc. 2011 Equity Incentive Plan (the “Plan”). This Option Agreement is an Award within the meaning of the Plan.

The undersigned Participant has been granted an Option to purchase Common Shares, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

I.	NOTICE OF STOCK OPTION GRANT

Name:		Herm Cukier (“Participant”)

Date of Grant:		June 4, 2018

Vesting Commencement Date:		May 8, 2019

Exercise Price per Share:		Volume-weighted average price of the Company’s common stock for the 30-day period ending on June 4, 2018

Total Number of Option Shares Granted:		800,000

Type of Option:	☒	Incentive Stock Option

	☐	Nonstatutory Stock Option

Expiration Date:		June 4, 2028

Vesting Schedule:

Subject to accelerated vesting in accordance with Section 4 of the Employment Agreement, this Option shall vest in one-third (1/3) increments beginning on the Vesting Commencement Date, with 266,666 shares vesting on May 8, 2019, 266,666 shares vesting on May 8, 2020, and 266,668 shares vesting on May 8, 2021.

Termination Period:

This Option shall, if vested, be exercisable until the Expiration Date; provided, that the exercise period for this Option may be shortened as provided for in Section 4 the Employment Agreement.

II.	AGREEMENT

(a)    Grant of Option. The Participant is hereby granted an option (the “Option”) to purchase the number of Common Shares set forth in the Notice of Stock Option Grant contained herein, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. The Option is intended to qualify as an Incentive Stock Option (“ISO”) as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, the Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Committee or the Company or any of their respective employees, directors or affiliates have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

(b)    Exercise of Option.

(i)    Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

(ii)    Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form proscribed by the Committee (the “Exercise Notice”) or otherwise in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Common Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

(iii)    No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all applicable laws, rules and regulations. Assuming such compliance, for income tax purposes the Common Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Common Shares.

(c)    Participant’s Representations. In the event the Common Shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Participant shall, if required by the Company as a condition of Participant’s receipt of the Common Shares, deliver to the Company customary investment representations in the form proscribed by the Committee.

(d)    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(i)     cash (by wire transfer of immediately available funds);

(ii)    check;

(iii)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan (if at the time of exercise such a program has been adopted): or

(iv)    surrender of other Common Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company.

(e)    Non-Transferability of Option. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(f)    Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

(g)    Tax Obligations.

(i)    Tax Withholding. The Participant acknowledges and agrees to be bound by Section 15(c) of the Plan.

(ii)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Common Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(iii)    Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the Fair Market Value of a share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

(h)    Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the applicable provisions of Sections 4 (j) and (k) of the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of North Carolina.

(i)    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING COMMON SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER TO THE COMPANY AT ANY TIME, SUBJECT TO THE TERMS OF THE EMPLOYMENT AGREEMENT.

(j)    Receipt of Plan. Participant acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

[Signature Page Follows]

The Participant and the Company have executed this Stock Option Agreement as of the Date of Grant.

PARTICIPANT:

Herm Cukier

Name

Signature

Address

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Stock Option Agreement]

Exhibit B

Initial RSU Award Agreement

RSU AWARD AGREEMENT

This RSU Award Agreement (the “RSU Agreement”) is being entered into in connection with that certain Employment Agreement, dated May 2, 2018, between the BioDelivery Sciences International, Inc. (the “Company”) and the Participant named below (the “Employment Agreement”). Unless otherwise defined herein, the capitalized terms used in this RSU Agreement shall have the meanings ascribed to them in the BioDelivery Sciences International, Inc. 2011 Equity Incentive Plan (the “Plan”). This RSU Agreement is an Award within the meaning of the Plan.

The undersigned Participant has been granted Restricted Stock Unit for Common Shares, subject to the terms and conditions of the Plan and this RSU Agreement, as follow

1.    Name of Participant: Herm Cukier

2.    Number of Restricted Stock Units (“RSUs”): 200,000.

3.    Date of Grant: May 2, 2018 (“Date of Grant”). The RSUs are 100% unvested on the Date of Grant.

4.    Vesting: Subject to the Participant’s continued employment or service to the Company, and subject to accelerated vesting in accordance with Section 4 of the Employment Agreement, one third will vest as follows: 66,666 on May 2, 2019, 66,666 on May 2, 2020 and 66,668 on May 2, 2021 (the final vesting date, the “Final Vesting Date”). Subject to Section 4 of the Employment Agreement, the vesting of the RSUs is subject to the achievement by the Company annual financial or performance objectives that have been set by the Committee with respect to each such vesting date and communicated to the Participant. The financial or performance objectives will be the same objectives for the Company’s other executive officers.

5.    Settlement Terms: Subject to the Participant’s continued employment with the Company, the vested RSUs shall be settled in Common Shares. If the Participant’s employment or service with the Company terminates prior to the Final Vesting Date (such earlier termination date, the “Separation Date”), the vested RSUs shall be settled on the Separation Date in accordance with Section 4 of the Employment and all unvested RSUs shall terminate immediately. If the grantee is subject to Section 15(u) of the Plan, the settlement date shall be six months and one day after the Separation Date.

6.     Miscellaneous: Prior to the settlement of the RSUs in Common Shares, the Participant shall not be deemed to be the owner of the subject Common Shares. The grant and settlement of the RSUs shall be subject to all applicable U.S. federal, state and local laws rules and regulations, including without limitation any tax, securities or other laws. The Participant shall be required to remit to the Company an amount sufficient to satisfy any required withholding taxes and the Participant acknowledges and agrees to be bound by Section 15(c) of the Plan. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. In the event the Common Shares receivable upon vesting of the RSUs have not been registered under the Securities Act of 1933, as amended, at the time an RSU vests, Participant shall, if required by the Company as a condition of Participant’s receipt of the Common Shares, deliver to the Company customary investment representations in the form proscribed by the Committee.

7.    Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this RSU Agreement and the applicable provisions of Sections 4 (j) and (k) of the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This RSU Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

8.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE CONTAINED HEREIN IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY AND THE PERFORMANCE OF CERTAIN OBJECTIVES AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RSUS OR ACQUIRING COMMON SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER TO THE COMPANY AT ANY TIME, SUBJECT TO THE TERMS OF THE EMPLOYMENT AGREEMENT.

9.    Receipt of Plan. Participant acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this RSU Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this RSU Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this RSU Agreement and fully understands all provisions of this RSU Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the RSUs. Participant further agrees to notify the Company upon any change in the residence address indicated below.

[Signature Page Follows]

The Participant and the Company have executed this RSU Award Agreement as of the Date of Grant.

PARTICIPANT:
Herm Cukier

Name

Signature

Address

COMPANY:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to RSU Award Agreement]

Exhibit C

Post-Termination Release of Claims

FORM OF GENERAL RELEASE AGREEMENT

This FORM OF GENERAL RELEASE AGREEMENT (this “Agreement”) is hereby entered into by BioDelivery Sciences International, Inc. (the “Company”), and Herm Cukier, an individual residing at                                         , his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Executive”). The Company and Executive are hereinafter collectively referred to as the “Parties.”

WHEREAS, the Parties previously entered into an Employment Agreement, dated May 2, 2018 (the “Employment Agreement”);

WHEREAS, this Agreement formed part of the Employment Agreement, was expressly incorporated therein, and was attached as Exhibit C thereto; and

WHEREAS, pursuant to the Employment Agreement, Executive agreed to execute and deliver to the Company this Agreement containing a release of claims.

NOW THEREFORE, for good and valuable consideration, including but not limited to the payments and benefits detailed under the Employment Agreement, which shall be paid to Executive within fourteen (14) days of the Effective Date of this Agreement, the provision of which is conditioned on Executive’s signing, returning and not revoking this Agreement, the Parties hereby agree to the following:

1.    Executive will maintain the terms of this Agreement confidential to the extent practicable and as permitted by law; provided, however, that (a) Executive may disclose the terms of this Agreement to Executive’s immediate family members and to Executive’s attorneys, accountants, financial or tax advisors, and (b) Nothing in this Agreement prohibits or restricts the Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other securities regulatory agency or authority, the Occupational Safety and Health Administration (OSHA), any other self-regulatory organization or any other federal or state regulatory authority, the National Labor Relations Board, or the U.S. Equal Employment Opportunity Commission “Government Agencies”). The Executive further understands that this Agreement does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency in connection with reporting a possible violation of law without notice to the Company. This Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agencies.

2.    In consideration of the terms hereof, Executive, agrees to and does waive any and all claims Executive may have for employment by Inspired, and agrees not to seek such employment or reemployment by the Company in the future. Executive knowingly and voluntarily releases and forever discharges the Company, its shareholders, managers, affiliates, divisions, predecessors, insurers, successors and assigns, and their current and former partners, employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which Executive has or may have against the Releasees as of the date of execution of this Agreement, including, but not limited to, any: (i) claims, whether statutory, common law, or otherwise, arising out of the terms or conditions of his employment at the Company, or his status as an officer or director of the Company; (ii) any claims, whether statutory, common law, or otherwise, arising out of the facts and circumstances of his employment or the termination of his employment at the Company; (iii) any claims for breach of contract, quantum meruit, unjust enrichment, breach of oral promise, tortious interference with business relations, injurious falsehood, defamation, negligent or intentional infliction of emotional distress, invasion of privacy, and any other common law contract and tort claims; (iv) any claims for unpaid or lost benefits or salary, bonus, vacation pay, severance pay, or other compensation; (v) any claims for attorneys’ fees, costs, disbursements, or other expenses; (vi) any claims for damages or personal injury; (vii) any claims of employment discrimination, harassment or retaliation, whether based on federal, state, or local law or judicial or administrative decision; and (viii) any claims arising under the Fair Labor Standards Act, 29 U.S.C.§ 201, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq. (as amended); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Civil Rights Act of 1991, Pub. Law No. 102-166; the National Labor Relations Act, 29 U.S.C. § 151, et seq.; the New York Executive Law § 290, et seq.; the New York City Administrative Code § 8-101, et seq.; the New York Labor Law § 190, et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 701, et seq.; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act; the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001, et seq., the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1514A, et seq., the Dodd-Frank Wall Street Reform and Consumer Protection Act, any federal and/or state securities laws or regulations (except as otherwise stated in this Agreement), the uniform commercial code of any state, and/or any other federal, state or local statute, law, ordinance, regulation or order, or the common law, or any self-regulatory organization rule or regulation. Executive acknowledges that he has received any and all leaves (paid or unpaid) to which he may have been entitled during his employment. The enumeration of specific rights, claims, and causes of action being released should not be construed to limit the general scope of this Release. It is the intent of Executive and the Company, and the Releasees, that, by this Release, Executive is giving up all rights, claims, and causes of actions against the Releasees which accrued prior to the effective date hereof, whether or not he is aware of them and whether or not any damage or injury has yet occurred.

3.    The foregoing release shall not extend to the following: (i) Executive’s rights to receive severance under the terms of the Employment Agreement or any other agreement that would entitle him to severance or similar benefits; (ii) any rights Executive may have to receive vested amounts under any of the Company’s employee benefit plans and/or pension plans or programs; (iii) Executive’s rights in and to any equity or ownership interest that Executive continues to hold following termination; (iv) Executive’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA); (v) any rights or claims that the law does not allow to be released and/or waived by private agreement; (vi) any rights or claims that are based on events occurring after the date on which Executive signs this Agreement; (vii) any claims to indemnification, whether under the Company’s certificate of incorporation (as amended and/or restated from time to time), bylaws (as amended and/or restated from time to time), applicable law or the Company Indemnification Agreement, or claims to insurance coverage, including but not limited to “D&O coverage”, that Executive may have with respect to any claims made or threatened against Executive in his capacity as a director, officer or employee of the Company; and (viii) any claims for contribution in the event Executive and any of the Releasees are found to be jointly liable. Notwithstanding anything herein or in the Employment Agreement to the contrary, in the event the Company fails to make a payment to Executive as required under the Employment Agreement, the foregoing release shall become void ab initio.

4.    Except for the Employment Agreement (of which the terms are expressly incorporated herein), any and all prior agreements or understandings between the Parties have been incorporated into this Agreement or, if not so incorporated, have been abandoned. No representations, oral or written, are being relied upon by any Party in executing this Agreement other than such representations as are expressly set out in the Agreement.

5.    This Agreement may not be modified except in writing, signed by Executive and by a duly authorized officer of the Company. This Agreement shall be binding upon Executive’s heirs and personal representatives, and the successors and assigns of the Company.

6.    This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflict of laws thereof.

7.    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

8.    Executive acknowledges that before entering into this Agreement, Executive has had the opportunity to consult with any attorney. Executive further acknowledges that he has entered into this Agreement of his own free will, and that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the express terms set forth herein. Executive further acknowledges that he has read this Agreement and understands all of its terms, including the waiver and release of claims set forth in Section 2 above. Executive further acknowledges that he has been afforded 21 days or more to consider this Agreement before signing and returning it. Moreover, Executive has seven (7) days to revoke this Agreement by declaring his intention to revoke in writing and delivering that writing to the Chairman of Board of the Company or such other official as the Company may designate.

[Signature page follows]

9.    The “Effective Date” of this Agreement shall be the eighth day after Executive’s execution.

Herm Cukier

Date

BIODELIVERY SCIENCE INTERNATIONAL, INC.

By:
Name:
Title:

Date